Exhibit 99.1

Investor and Media Contacts:
Phyllis A. Knight	Colleen T. Bauman
Chief Financial Officer	Investor Relations
(248) 340-9090	(248) 340-7731

CHAMPION ENTERPRISES, INC.
REPORTS PROFITABLE SECOND QUARTER

Net income of $0.30 per diluted share reported

     Auburn Hills, Mich., July 23, 2004—Champion Enterprises, Inc. (NYSE: CHB), one of the nation’s leading housing manufacturers, today reported results for its second quarter and six months ended July 3, 2004. For the quarter, net income was $23.4 million, or $0.30 per diluted share, compared to $3.0 million, or $0.04 per diluted share, in the second quarter of 2003. Revenues for the quarter were $306 million, up from $296 million in the comparable 2003 period. Champion’s improved results reflect the company’s focus on strengthening operations in both its manufacturing and retail segments despite difficult market conditions in certain geographic regions. The current quarter’s results were helped by a $12 million income tax benefit and a $3.9 million credit for valuation of common stock warrants. Comparisons of year-over-year net sales, income from continuing operations and net income are shown below:

	Three months ended		Six months ended
	July 3,	June 28,	July 3,	June 28,
(In millions, except EPS)	2004	2003	2004	2003
Net sales	$306.1	$295.7	$543.2	$538.5
Income (loss)-cont. operations	$23.5	$6.0	$8.0	($8.1)
Per diluted share	$0.30	$0.09	$0.10	($0.22)
Net income (loss)	$23.4	$3.0	$9.1	($18.4)
Per diluted share	$0.30	$0.04	$0.11	($0.40)

2004 Second Quarter Highlights

•	For the second quarter, a 6.5% margin was reported by the manufacturing segment on net sales of $269 million, representing the highest profitability level since the third quarter of 2001;

•	Retail operations earned segment income of $2.0 million - the first profitable quarter in four years and enough to bring year-to-date segment income to $1.8 million;

•	Modular homes sold increased 32% and now represent more than 13% of Champion’s total manufacturing home shipments;

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•	Based on the most recently available MHI data, Champion’s HUD Code wholesale market share expanded for the April through May period to 16.2%, bringing year-to-date market share to 15.1% from 14.3% at the end of March; and

•	During the quarter, operations generated $2.3 million in cash flow and debt was further reduced through the repurchase of $10.9 million of Senior Notes due 2009 for $10.4 million of cash.

Management Comments and Outlook

     Al Koch, Chairman, President and Chief Executive Officer, commented, “Champion’s manufacturing and retail operations continued to make meaningful progress to drive better results. We are encouraged by improving conditions in many of our key markets. Champion’s broad geographic footprint and range of product offerings are real strengths when our industry recovery begins to take hold. We again saw significant sales growth in our modular business, which is a positive trend for our company.

     “Based on shipments reported to date, we expect HUD Code industry wholesale shipments in 2004 will most likely trend toward the low end of our original forecast, which was 135,000 homes. We remain optimistic, however, that a stronger consumer financing environment will begin to emerge later this year and that repossessions will continue to trend downward. Based on Champion’s results in the first half of this year, our goal of achieving profitability for 2004, excluding possible capital structure related items, appears likely to be reached despite relatively flat HUD Code industry shipments. Champion’s improved operations and balance sheet position us well for when the industry rebounds.” Koch concluded.

Operating Results

     Below is a summary of Champion’s operating results:

	Three months ended			Six months ended
	July 3,	June 28,	Better/	July 3,	June 28,	Better/
(In millions)	2004	2003	(worse)	2004	2003	(worse)
Manufacturing segment income	$17.6	$13.0	$4.6	$22.2	$6.2	$16.0
Retail segment income (loss)	2.0	(0.7)	2.7	1.8	(3.4)	5.2
General corporate expenses	(6.8)	(6.4)	(0.4)	(12.8)	(13.7)	0.9
Intercompany eliminations	(0.5)	0.1	(0.6)	(0.7)	0.6	(1.3)
Interest expense, net	(4.6)	(6.8)	2.2	(9.6)	(14.0)	4.4
Mark-to-market credit (charge) for stock warrants	3.9	—	3.9	(1.2)	—	(1.2)
Debt retirement gain (loss)	0.5	7.1	(6.6)	(2.8)	13.8	(16.6)
Income tax (expense) benefits	11.4	(0.3)	11.7	11.1	2.4	8.7

Income (loss)-cont. operations	23.5	6.0	17.5	8.0	(8.1)	16.1
Income (loss)-discont. operations	(0.1)	(3.0)	2.9	1.1	(10.3)	11.4

Net income	$23.4	$3.0	$20.4	$9.1	($18.4)	$27.5

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Manufacturing- In the second quarter of 2004, manufacturing net sales increased slightly to $269 million from $263 million in the year earlier period and segment income rose to 6.5% of revenues from 4.9% a year ago. The manufacturing segment had earnings before interest, income taxes and general corporate expenses of $17.6 million for the second quarter of the year, which included $0.8 million of costs related to closed manufacturing facilities. During the quarter a homebuilding facility in Alabama was consolidated at minimal closing costs. At the end of the second quarter of 2004, the company had unfilled manufacturing orders totaling $90 million, an 88% improvement from $48 million a year earlier when five additional manufacturing facilities were operating.

Retail- For the quarter ended July 3, 2004, Champion’s retail operations reported $2.0 million of segment income, consisting of $1.6 million at ongoing locations and $0.4 million at closed locations, which included a $0.6 million gain on the sale of a sales center. The quarter’s results were significantly improved from the loss of $0.7 million in the second quarter of 2003. Revenues for the quarter were off 5% year-over-year although the company was operating an average of 33% fewer locations. The average new home retail sales price increased 27% to $95,500 and the average number of homes sold per store per month rose 13% for new homes and 22% for total homes.

Other- Results in the second quarter of 2004 included a mark-to-market credit of $3.9 million related to the company’s outstanding common stock warrants for 2.2 million shares as a result of the decrease in Champion’s common stock price during the quarter. Year-to-date, the company recorded a net charge of $1.2 million to value these warrants. A gain on debt retirement of $0.5 million was recorded in this year’s second quarter and a net loss of $2.8 million was recorded in the year-to-date period. Net interest expense decreased 33% versus the year earlier quarter as a result of debt reduction completed in 2003 and 2004. A $12 million income tax benefit was recorded in this year’s second quarter as a result of decreasing the allowance for tax adjustments. Income from discontinued operations of $1.1 million for the year-to-date period ended July 3, 2004 resulted from the settlement of contractual obligations.

Financial Position

     At the end of June 2004, cash and cash equivalents totaled $116 million and long-term debt was $202 million. Net debt (total debt less cash and cash equivalents) was $100 million at quarter end, an improvement from $114 million at the start of the year and from $198 million a year ago. During the quarter, the company generated $2.3 million in cash flow from continuing operations and used $10.4 million to repurchase $10.9 million of Senior Notes. Cash flow from operations in the second quarter of 2003 totaled $61.9 million, which included a $60.7 million income tax refund.

Conference Call

     Mr. Koch and other executive officers of the company will review results in a conference call for investors and analysts beginning at 11:00 am eastern time today. To participate in the conference call, please call the number below:

Dial-in #:	(866) 800-8648
Pass code #:	97792623

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     A replay of the conference call will be available after 1:00 pm eastern time today through midnight on Friday, July 30, 2004. The recording may be heard by dialing the number below:

Dial-in #:	(888) 286-8010
Pass code #:	61880346

About Champion

     Champion Enterprises, Inc., headquartered in Auburn Hills, Michigan, is one of the industry’s leading manufacturers and has produced over 1.6 million homes since the company was founded. The company operates 29 homebuilding facilities in 14 states and two Canadian provinces and 79 retail locations in 21 states. Independent retailers, including more than 800 Champion Home Center locations, and approximately 500 builders and developers also sell Champion-built homes. Further information can be found at the company’s website, www.championhomes.net.

Forward Looking Statements

     This news release contains certain statements, including statements regarding industry shipments, consumer financing, and repossessions, and statements regarding the company’s financial position, expected results, improved operations, balance sheet strength and unfilled manufacturing orders, that could be construed to be forward looking statements within the meaning of the Securities and Exchange Act of 1934. These statements reflect the company’s views with respect to future plans, events and financial performance. The company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this press release. The company has identified certain risk factors which could cause actual results and plans to differ substantially from those included in the forward looking statements. These factors are discussed in the company’s most recently filed Form 10-K and other SEC filings, in each case under the section entitled “Forward Looking Statements, and those discussions regarding risk factors are incorporated herein by reference.

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CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(Dollars and weighted shares in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	July 3,	June 28,	%	July 3,	June 28,	%
	2004	2003	Change	2004	2003	Change
Net sales:
Manufacturing	$269,083	$263,067	2%	$478,939	$472,264	1%
Retail	63,923	67,040	(5%)	113,752	128,161	(11%)
Less: intercompany	(26,900)	(34,454)		(49,500)	(61,975)

Total net sales	306,106	295,653	4%	543,191	538,450	1%
Cost of sales	252,495	246,471	2%	454,979	456,927	0%

Gross margin	53,611	49,182	9%	88,212	81,523	8%
Selling, general and administrative expenses	41,357	43,219	(4%)	77,780	91,882	(15%)
Mark-to-market (credit) charge for common stock warrants (1)	(3,900)	—		1,200	—
(Gain) loss on debt retirement (2)	(450)	(7,130)		2,776	(13,833)

Operating income	16,604	13,093	27%	6,456	3,474	86%
Interest expense, net	4,552	6,840	(33%)	9,583	13,977	(31%)

Income (loss) from continuing operations before income taxes (3)	12,052	6,253	93%	(3,127)	(10,503)	70%
Income tax expense (benefits) (4)	(11,400)	300		(11,100)	(2,400)

Income (loss) from continuing operations	23,452	5,953	294%	7,973	(8,103)	198%
Income (loss) from discontinued operations net of taxes (5)	(20)	(2,926)		1,136	(10,295)

Net income (loss)	$23,432	$3,027	674%	$9,109	$(18,398)	150%

Income (loss) from continuing operations	$23,452	$5,953		$7,973	$(8,103)
Less: preferred stock dividends	(259)	(169)		(419)	(455)
Less: amount allocated to participating securities (6)	(1,618)	(217)		(489)	—
Less: charge to retained earnings for induced preferred stock conversion (1)	—	—		—	(3,488)

Income (loss) from continuing operations available to common shareholders	$21,575	$5,567	288%	$7,065	$(12,046)	159%

Basic income (loss) per share (6):
Income (loss) from continuing operations	$0.31	$0.10	210%	$0.10	$(0.22)	145%
Income (loss) from discontinued operations	—	(0.05)		0.02	(0.18)

Net income (loss)	$0.31	$0.05	520%	$0.12	$(0.40)	130%

Weighted shares for basic EPS	70,657	56,757		69,380	55,641

Diluted income (loss) per share (6):
Income (loss) from continuing operations	$0.30	$0.09	233%	$0.10	$(0.22)	145%
Income (loss) from discontinued operations	—	(0.05)		0.01	(0.18)

Net income (loss)	$0.30	$0.04	650%	$0.11	$(0.40)	128%

Weighted shares for diluted EPS	72,253	61,624		71,152	55,641

See accompanying Notes to Financial Information.

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CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

	Unaudited	Unaudited		Unaudited
	July 3,	April 3,	January 3,	June 28,
Assets	2004	2004	2004	2003
Cash and cash equivalents	$115,868	$117,580	$145,868	$129,436
Restricted cash	631	6,631	8,341	664
Accounts receivable, trade	30,673	32,153	13,773	46,090
Inventories	119,104	112,467	98,824	120,424
Current assets of discontinued operations (5)	—	—	—	19,196
Other current assets	19,381	18,047	18,325	16,149

Total current assets	285,657	286,878	285,131	331,959

Property, plant and equipment, net	93,524	94,564	95,821	119,120
Goodwill	126,516	126,522	126,537	160,944
Non-current assets of discontinued operations (5)	15	22	68	4,836
Other non-current assets	19,274	19,949	20,743	23,103

	$524,986	$527,935	$528,300	$639,962

Liabilities, Redeemable Convertible Preferred Stock and Shareholders’ Equity
Floor plan payable	$14,058	$13,597	$14,123	$19,453
Accounts payable	33,806	33,278	26,724	45,333
Current liabilities of discontinued operations (5)	190	1,652	3,173	11,563
Other accrued liabilities	155,506	159,508	167,624	167,640

Total current liabilities	203,560	208,035	211,644	243,989

Long-term debt (2)	201,627	212,631	245,468	290,652
Other long-term liabilities	36,816	52,777	47,510	53,140
Redeemable convertible preferred stock (1)	20,750	20,750	8,689	13,568
Shareholders’ equity	62,233	33,742	14,989	38,613

	$524,986	$527,935	$528,300	$639,962

See accompanying Notes to Financial Information.

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CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED CASH FLOW STATEMENTS (UNAUDITED)
(In thousands)

	Three Months Ended		Six Months Ended
	July 3,	June 28,	July 3,	June 28,
	2004	2003	2004	2003
Income (loss) from continuing operations	$23,452	$5,953	$7,973	$(8,103)
Adjustments:
Depreciation and amortization	2,968	4,103	5,953	8,376
Mark-to-market (credit) charge for common stock warrants (1)	(3,900)	—	1,200	—
(Gain) loss on debt retirement (2)	(450)	(7,130)	2,776	(13,833)
Gains on fixed asset sales	(688)	(844)	(713)	(1,834)
Changes in cash collateral deposits (7)	—	—	—	9,600
Refundable income taxes	99	60,749	376	60,749
Changes in working capital	(4,629)	(1,179)	(30,098)	(18,271)
Changes in accrued liabilities	(3,072)	(3,507)	(10,485)	(8,597)
Decrease in allow. for tax adjustments (4)	(12,000)	—	(12,000)	—
Other	496	3,723	2,291	5,218

Cash provided by (used for) continuing operations	2,276	61,868	(32,727)	33,305

Income (loss) from discontinued operations (5)	(20)	(2,926)	1,136	(10,295)
(Increase) decrease in net assets of discontinued operations (5)	(1,462)	8,824	(2,983)	10,280

Cash provided by (used for) discontinued operations	(1,482)	5,898	(1,847)	(15)

Additions to property, plant and equipment	(2,250)	(1,855)	(4,130)	(3,055)
Acquisition related deferred purchase price payments	—	(1,382)	—	(3,882)
Proceeds on disposal of fixed assets	1,017	1,234	1,240	5,076
Other	(51)	(141)	(109)	(343)

Cash used for investing activities	(1,284)	(2,144)	(2,999)	(2,204)

Increase (decrease) in floor plan payable, net	461	2,276	(65)	2,306
Repayment of industrial revenue bond and other debt	(141)	(180)	(6,029)	(326)
Purchase of Senior Notes (2)	(10,395)	(15,276)	(10,395)	(35,830)
Decrease in restricted cash (7)	6,000	—	7,710	50,229
Preferred stock issued, net	—	—	12,000	—
Increase in short-term borrowings	—	7,000	—	7,000
Common stock issued, net	2,901	—	4,512	300
Dividends paid on preferred stock	(48)	(286)	(160)	(768)
Deferred financing costs	—	(159)	—	(1,942)

Cash provided by (used for) financing activities	(1,222)	(6,625)	7,573	20,969

Increase (decrease) in cash and cash equivalents	(1,712)	58,997	(30,000)	52,055
Cash and cash equivalents at beginning of period	117,580	70,439	145,868	77,381

Cash and cash equivalents at end of period	$115,868	$129,436	$115,868	$129,436

See accompanying Notes to Financial Information.

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CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL INFORMATION (UNAUDITED)

(1) As a result of fluctuations in the company’s common stock price, during the three and six months ended July 3, 2004 Champion recorded a $3.9 million credit and a $1.2 million net charge, respectively, for the change in estimated fair value of outstanding common stock warrants for 2.2 million shares issued in connection with the Series C preferred stock. During the first quarter of 2004, the preferred shareholder exercised its right to purchase $12 million of Series B-2 preferred stock. During the first quarter of 2003, the company agreed to accelerate the reduction in the conversion price for its Series C preferred stock. This amendment to the preferred stock terms was accounted for as an induced conversion, resulting in a charge directly to retained earnings of $3.5 million and an increase in the loss per share of $0.06 per diluted share.

(2) In the quarter ended July 3, 2004, the company recorded a gain of $0.5 million and used $10.4 million of cash to repurchase $10.9 million of Senior Notes due 2009. In the year-to-date period of 2004, the company also issued 3.9 million shares of its common stock in exchange for $27 million of its Senior Notes due 2007 and 2009, resulting in a pretax loss of $3.2 million. In the second quarter of 2003, the company recorded pretax gains of $7.1 million resulting from the purchase and retirement of $22.7 million of its Senior Notes for total cash payments of $15.3 million. In the year-to-date period of 2003, the company recorded pretax gains of $13.8 million resulting from the purchase and retirement of $50.5 million of Senior Notes for total payments of $35.8 million. As of the dates below, long-term debt consisted of the following (in thousands):

					Reduction
	July 3,	April 3,	Jan. 3,	June 28,
	2004	2004	2004	2003	3 Months	6 Months	12 Months
Senior Notes due 2007	$97,510	$97,510	$111,010	$135,010	$—	$(13,500)	$(37,500)
Senior Notes due 2009	89,273	100,215	113,715	134,450	(10,942)	(24,442)	(45,177)
Industrial revenue bonds	12,430	12,430	18,145	18,145	—	(5,715)	(5,715)
Other	2,414	2,476	2,598	3,047	(62)	(184)	(633)

	$201,627	$212,631	$245,468	$290,652	$(11,004)	$(43,841)	$(89,025)

(3) The company evaluates the performance of its manufacturing and retail segments based on earnings (loss) before interest, income taxes and general corporate expenses. A reconciliation of income (loss) from continuing operations before income taxes for the periods presented follows (dollars in thousands):

	July 3,	Related	June 28,	Related	%
Three months ended:	2004	Sales	2003	Sales	Change
Manufacturing segment income	$17,567	6.5%	$13,003	4.9%	35%
Retail segment income (loss)	2,033	3.2%	(737)	(1.1%)	376%
General corporate expenses	(6,846)		(6,449)		(6%)
Mark-to-market credit for stock warrants	3,900		—
Gain on debt retirement	450		7,130
Intercompany eliminations	(500)		146
Interest expense, net	(4,552)		(6,840)		33%

Income from continuing operations before income taxes	$12,052	3.9%	$6,253	2.1%	93%

	July 3,	Related	June 28,	Related	%
Six months ended:	2004	Sales	2003	Sales	Change
Manufacturing segment income	$22,221	4.6%	$6,157	1.3%	261%
Retail segment income (loss)	1,780	1.6%	(3,420)	(2.7%)	152%
General corporate expenses	(12,869)		(13,721)		6%
Mark-to-market charge for stock warrants	(1,200)		—
(Loss) gain on debt retirement	(2,776)		13,833
Intercompany eliminations	(700)		625
Interest expense, net	(9,583)		(13,977)		31%

Loss from continuing operations before income taxes	$(3,127)	(0.6%)	$(10,503)	(2.0%)	70%

For the quarter ended July 3, 2004, manufacturing segment results included costs of $0.8 million and retail segment results included income of $0.4 million related to closed locations. Retail segment income at closed locations included a $0.6 million gain from the sale of an idle sales center. For the six months ended July 3, 2004, manufacturing and retail segment income (loss) included net costs of $1.9 million and $0.1 million, respectively, related to closed locations.

(4) The effective tax rates for the periods presented differ from the 35% federal statutory rate because the company has a 100% deferred tax asset valuation allowance. In addition, the company is in a federal tax loss carryforward position and tax benefits can only be recorded to the extent of current taxable income. The income tax benefit in 2004 included a $12 million decrease in the allowance for tax adjustments, partially offset by state and foreign income taxes. The income tax benefit for 2003 included $3.0 million recorded to reduce the deferred tax asset valuation allowance following the completion of the company’s 2002 federal income tax return, which resulted in a larger refund than previously estimated, partially offset by state and foreign income taxes.

(5) In 2003 the company exited its consumer finance business, HomePride Finance Corp. Related amounts are presented as discontinued operations. In the year-to-date period of 2004, the company recorded income from discontinued operations due to the settlement of contractual obligations.

(6) EPS for periods reported reflect the adoption of EITF 03-06, which requires the use of the two-class method for enterprises with participating securities. The company’s participating securities consist of its convertible preferred stock and common stock warrants, which may participate in dividends paid on common stock pursuant to the terms of the securities. The company has no plans to pay dividends on its common stock in the near term.

(7) During the first quarter of 2003, the company finalized a $75 million revolving credit facility, which was used to issue letters of credit to replace cash collateral and resulted in the release of $49.8 million of restricted cash and $9.6 million of cash deposits. At the end of June 2004, the company had $59.8 million of letters of credit issued and no borrowings outstanding under this facility.

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CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
OTHER STATISTICAL INFORMATION (UNAUDITED)

	Three Months Ended			Six Months Ended
	July 3,	June 28,	%	July 3,	June 28,	%
	2004	2003	Change	2004	2003	Change
MANUFACTURING
Homes sold
HUD Code
Multi-section	4,384	5,165	(15%)	7,995	9,475	(16%)
Single-section	880	874	1%	1,391	1,577	(12%)

Total HUD Code	5,264	6,039	(13%)	9,386	11,052	(15%)
Modular	838	636	32%	1,532	1,085	41%
Canadian	252	250	1%	441	459	(4%)

Total homes sold	6,354	6,925	(8%)	11,359	12,596	(10%)
Less: intercompany	556	838	(34%)	1,002	1,568	(36%)

Homes sold to independent retailers/builders	5,798	6,087	(5%)	10,357	11,028	(6%)
Total floors sold	12,037	13,131	(8%)	21,761	23,849	(9%)
Floors sold per average plant	408	375	9%	732	667	10%
Multi-section mix	83%	85%		85%	84%
Average home prices
Total	$40,800	$36,500	12%	$40,700	$36,100	13%
HUD Code	$38,400			$38,400
Modular	$53,300			$52,500
Manufacturing facilities at period end	29	34	(15%)	29	34	(15%)
RETAIL
Homes sold
New homes	623	821	(24%)	1,105	1,598	(31%)
Pre-owned homes	287	292	(2%)	591	600	(2%)

Total homes sold	910	1,113	(18%)	1,696	2,198	(23%)
% Champion-produced new homes sold	89%	93%		90%	95%
New multi-section mix	90%	85%		91%	84%
Average number of new homes in inventory per sales center at period end	13.3	14.7	(10%)	13.3	14.7	(10%)
Average new home retail price	$95,500	$75,400	27%	$94,600	$73,900	28%
Average number of new homes sold per sales center per month	2.6	2.3	13%	2.3	2.3	0%
Average number of total homes sold per sales center per month	3.9	3.2	22%	3.6	3.1	16%
Sales centers at period end	79	115	(31%)	79	115	(31%)
CONSOLIDATED AT PERIOD END (in thousands)
Contingent repurchase obligations (est.)	$260,000	$260,000		$260,000	$260,000
Champion-produced field inventories (est.)	$510,000	$580,000	(12%)	$510,000	$580,000	(12%)
Shares issued and outstanding	71,059	56,777	25%	71,059	56,777	25%

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